EXHIBIT 99.2

HORIZON KINETICS HOLDING CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of income based upon the combined historical financial statements of Scott's Liquid Gold-Inc. (the “Company”) and Horizon Kinetics LLC (“Horizon Kinetics”), after giving effect to the August 1, 2024 Merger of Merger Sub, a wholly-owned subsidiary of the Company, with and into Horizon Kinetics, the internal reorganization in which Horizon Kinetics merged with two of its member corporations, Kinetics Common Inc. and Kinetics Holdings, which hold additional investment securities, and the adjustments described in the accompanying notes. The Merger will be accounted for as a reverse acquisition under the acquisition method of accounting, which requires determination of the accounting acquirer. This merger is also reflected in the accompanying pro forma financial information. The accounting guidance for business combinations provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including but not limited to, the relative voting rights of the shareholders of the constituent companies in the combined company, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

Because the Horizon Kinetics security holders were entitled to designate the majority of the Board of Directors of the Company received a majority of the equity securities and voting rights of the Company upon closing of the Merger, and comprise a majority of the senior management of the combined entity, Horizon Kinetics is considered to be the acquirer of the Company for accounting purposes. This means that Horizon Kinetics will allocate the purchase price to the fair value of the Company’s assets acquired and liabilities assumed on the acquisition date, with any excess purchase price being recorded as goodwill.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 reflects the transaction as if it occurred on June 30, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and the six months ended June 30, 2024 reflect the transaction as if it occurred on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period. You should read the information set forth below together with the notes to the pro forma condensed combined financial statements, the audited financial statements of the Company for the years ended December 31, 2023 and 2022 included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2023, which are incorporated by reference in this current report, the unaudited financial statements of the Company for the six months ended June 30, 2024 included in the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2024, which are incorporated by reference in this current report, the financial statements of Horizon Kinetics for the years ended December 31, 2023 and 2022 included in the Current Report of the Company on Form 8-K filed on August 7, 2024, which are incorporated by reference in this current report, and the financial statements of Horizon Kinetics for the six months ended June 30, 2024 included in this current report as Exhibit 99.1.

HORIZON KINETICS HOLDING CORPORATION

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2024

(in thousands)

			Contributed
			assets of Kinetics			Pro forma
	Scott's Liquid	Horizon	Common Inc. and	Pro forma		condensed
	Gold-Inc.	Kinetics, LLC	Kinetics Holdings	adjustments		combined
Assets
Current assets:
Cash, cash equivalents, and restricted cash	$2,916	$10,740	$2,693	$-		$16,349
Accounts receivable, net	260	6,003	-	-		6,263
Investments, at fair value	-	51,513	11,940	(15)	(a)	63,438
Investments in proprietary funds	-	139,843	17,798	-		157,641
Digital assets	-	9,087	-	-		9,087
Other current assets	758	1,616	94	112	(b)	2,580
Total current assets	3,934	218,802	32,525	97		255,358

Property and equipment, net	-	136	-	-		136
Intangible assets, net	-	43,022	-	1,020	(c)	44,042
Goodwill	-	19,273	-	6,437	(c)	25,710
Operating lease right-of-use assets	1,276	4,800	-	-		6,076
Deferred tax asset	-	-	-	3,890	(c)	3,890
Other assets	39	2,313	-	-		2,352
Total assets	$5,249	$288,346	$32,525	$11,444		$337,564

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$497	$15,778	$181	$-		$16,456
Deferred tax liability	-	2,075	-	26,500	(d)	28,575
Current portion of long-term debt and lease liabilities	302	-	-	-		302
Total current liabilities	799	17,853	181	26,500		45,333

Operating lease liabilities, net of current	2,067	6,236	-	-		8,303
Other liabilities	50	-	-	-		50
Total liabilities	2,916	24,089	181	26,500		53,686

Shareholders’ equity:
Total Scott's Liquid Gold-Inc. shareholders' equity	2,333	-	-	(2,333)	(e)	-
Total Horizon Kinetics, LLC members' equity	-	264,257	32,344	(12,723)	(a)(d)(e)	283,878
Total shareholders’ equity	2,333	264,257	32,344	(15,056)		283,878
Total liabilities and shareholders’ equity	$5,249	$288,346	$32,525	$11,444		$337,564

See notes to pro forma condensed combined financial statements.

HORIZON KINETICS HOLDING CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Income for the

Six Months Ended June 30, 2024

(in thousands)

					Pro forma
	Scott's Liquid	Horizon	Pro forma		condensed
	Gold-Inc.	Kinetics, LLC	adjustments		combined
Total revenues	$1,577	$27,065	$-		$28,642
Operating expenses:
Cost of products	877	-	-		877
Selling, general, and administrative expenses	1,707	22,283	75	(f)	24,065
Depreciation, amortization, and impairments	-	919	51	(g)	970
Total operating expenses	2,584	23,202	126		25,912
Income (loss) from operations	(1,007)	3,863	(126)		2,730
Other income (expense):
Interest income (expense), net	69	370	-		439
Other income (expense), net	-	52,124	-		52,124
Total other income (expense):	69	52,494	-		52,563
Income (loss) before income taxes	(938)	56,357	(176)		55,293
Income tax benefit (expense)	(4)	(1,478)	(11,401)	(h)	(12,883)
Income (loss) from continuing operations	$(942)	$54,879	$(11,577)		$42,410
Basic and diluted net income (loss) per common shares:
Income (loss) from continuing operations	$(1.45)				$2.28
Weighted average shares outstanding:
Basic and diluted	650		17,984	(i)	18,634

See notes to pro forma condensed combined financial statements.

HORIZON KINETICS HOLDING CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Income for the

Fiscal Year Ended December 31, 2023

(in thousands)

					Pro forma
	Scott's Liquid	Horizon	Pro forma		condensed
	Gold-Inc.	Kinetics, LLC	adjustments		combined
Total revenues	$3,403	$50,981	$-		$54,384
Operating expenses:
Cost of products	1,956	-	112	(j)	2,068
Selling, general, and administrative expenses	4,911	45,641	300	(f)	50,852
Depreciation, amortization, and impairments	1,651	1,828	102	(g)	3,581
Total operating expenses	8,518	47,469	514		56,501
Income (loss) from operations	(5,115)	3,512	(514)		(2,117)
Other income (expense):
Interest income (expense), net	(77)	826	-		749
Other income (expense), net	-	(8,952)	-		(8,952)
Total other income (expense):	(77)	(8,126)	-		(8,203)
Income (loss) before income taxes	(5,192)	(4,614)	(514)		(10,320)
Income tax benefit (expense)	(9)	122	(25,531)	(d)(h)	(25,418)
Income (loss) from continuing operations	$(5,201)	$(4,492)	$(26,045)		$(35,738)
Basic and diluted net income (loss) per common shares:
Income (loss) from continuing operations	$(8.05)				$(1.92)
Weighted average shares outstanding:
Basic and diluted	646		17,984	(i)	18,630

HORIZON KINETICS HOLDING CORPORATION

Notes to Pro Forma Condensed Combined Financial Statements

(in thousands, except per share data)

Note 1 – Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the Merger and expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates. They have been prepared to illustrate the estimated effect of the Merger and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed of the Company as of the closing date of Merger and could result in a significant change to the unaudited pro forma condensed combined financial information, including goodwill.

Note 2 – Preliminary Purchase Price Allocation

Because the Merger is considered a reverse acquisition for accounting purposes, the fair value of the purchase consideration is calculated based on the Company’s stock price as it is considered to be a more reliable determination than the fair value of Horizon Kinetics’ private stock. Consideration is estimated based on the Company’s closing stock price on August 1, 2024. The purchase price was finalized based on the stock price on the closing date.

Shares of Scott's Liquid Gold-Inc.	13,012
Share price on August 1, 2024	$1.06
Fair value of consideration	$13,792

The preliminary purchase price as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed by the Company based on their preliminary estimated fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable. Actual results may differ materially from the unaudited pro forma condensed combined financial statements.

Description	Amount
Current assets	$3,176
Other current assets(1)	870
Other non-current assets	1,315
Intangible assets, net(2)	1,020
Goodwill	6,437
Deferred tax asset(3)	3,890
Current liabilities	(799)
Non-current liabilities	(2,117)
Preliminary purchase price	$13,792

1)
Preliminary fair value assessments are still in process. However, based on the information received to date, management does not believe the fair value will be materially different from the historical carrying value. As such, the historical carrying value has been used in the preliminary purchase price allocation except for inventory, which was included at its estimated fair value.
2)
Preliminary fair value adjustments were identified related to customer relationships, trademarks, and formulas. The useful life of all intangible assets was estimated to be ten years. Preliminary adjustments are under review and are subject to change.
3)
Preliminary fair value adjustments to deferred tax assets primarily relate to net operating loss carryforwards of Scott's Liquid Gold-Inc. Preliminary adjustments are under review and are subject to change.

Note 3 – Description of Pro Forma Adjustments

Adjustments included in the column under the heading “Pro forma adjustments” relate to the following:

(a)
To eliminate Horizon Kinetics investments in Scott’s Liquid Gold-Inc.
(b)
To record estimated fair value of inventory.
(c)
To record the estimated fair value of intangible assets, deferred tax assets, and residual goodwill.

(d)
To reflect Horizon Kinetics' conversion from an LLC to C-Corp for federal and state income taxes on July 1, 2024. This calculation was primarily comprised of $98,000 of cumulative unrealized gains on investments and digital assets at federal and state income tax rates for an increase to deferred tax liabilities and income tax expense of $26,500.
(e)
To eliminate Scott’s Liquid Gold’s historical shareholders’ equity and record fair value of consideration transferred to Horizon Kinetics.
(f)
To estimate professional expenses directly related to the Merger that have not yet been incurred.
(g)
To record additional amortization expense from acquired intangible assets.
(h)
To reflect income tax impact of acquired business results and pro forma adjustments.
(i)
The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of the Company, reflective of the reverse stock split of our outstanding shares of Common Stock at a ratio of 1-for-20 (the “Reverse Stock Split”) that was completed on August 5, 2024. The pro forma basic and diluted weighted average shares outstanding are a combination of historical weighted average Scott’s Liquid Gold-Inc. shares and the share impact related to the Merger as follows:

	Six Months Ended June 30, 2024	Year Ended December 31, 2023
Historic weighted average number of common shares outstanding
Basic and diluted (reported)	13,007	12,927
Impact of Reverse Stock Split (1-for-20)	(12,357)	(12,281)
Basic and diluted (pro forma)	650	646

Impact of the Merger on the weighted average number of common shares outstanding
Estimated net tangible assets of Horizon Kinetics, LLC	$249,606	$249,606
Value of operating business based on AUM	$200,000	$200,000
Total value of Horizon Kinetics	$449,606	$449,606

Merger Consideration (total value of Horizon Kinetics divided by 25)	17,984	17,984

Pro forma weighted average number of common shares outstanding
Basic and diluted	18,634	18,630

(j)
To record estimated fair value of cost of products sold.